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                              DONNELLY CORPORATION
                              AMENDED AND RESTATED
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN


1.   NAME AND PURPOSE.

     This plan shall be called the Nonemployee Director Stock Option Plan (the "Plan"). The Plan is intended to encourage stock ownership by nonemployee directors of Donnelly Corporation (the "Company"), to provide them with an additional incentive to manage the Company effectively and to contribute to its success, and to provide a form of compensation that will attract and retain highly qualified individuals to serve as members of the Board of Directors of the Company.


2.   EFFECTIVE DATE AND TERM OF THE PLAN.

     The Plan shall become effective October 29, 1993, subject to its approval by the shareholders of the Company. No options shall be granted prior to approval of the Plan by the shareholders of the Company. Options may not be granted under the Plan after October 29, 2003; provided, however, that all options outstanding as of that date shall remain or become exercisable pursuant to their respective terms and the terms of the Plan.


3.   ADMINISTRATION.

     The Board of Directors of the Company shall be responsible for the implementation of the Plan, including the delegation of the administration of the Plan to management of the Company. The Board of Directors shall at no time exercise any discretion with respect to the administration of the Plan.


4.   PARTICIPATION.

     Subject to the limitations set forth in this Section 4, each director of the Company, who is neither a contractual nor common law employee of the Company or any of its subsidiaries, shall, as of the dates set forth in Subsection 6(b), be granted options to purchase shares of the Company's Class A Common Stock in accordance with the terms and conditions of the Plan. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth.



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5.   STOCK AVAILABLE FOR OPTIONS.

     Subject to adjustments as provided in Subsection 6(i), the aggregate number of shares reserved for issuance under the terms of the Plan shall be 125,000 shares of the Company's Class A Common Stock, par value $.10 per share, either authorized but unissued shares or shares repurchased by the Company (the "Shares"). If any outstanding option under the Plan expires or is terminated for any reason before October 29, 2003, the Shares allocable to the unexercised portion of such option may again be subject to options under the Plan; provided that Shares tendered to the Company under Subsection 6(e) or Section 10, as payment for Shares or withholding taxes, shall not be subject to subsequent option grants under the Plan.


6.   TERMS AND CONDITIONS OF OPTIONS.

     Options granted under this Plan shall be evidenced by agreements in such form as the Company shall from time to time approve, which agreements shall comply with and be subject to the following conditions:

          (a) OPTIONEE'S AGREEMENT. Each optionee shall agree to continue to serve as a director of the Company if nominated and elected to serve as a director by the Company's shareholders. Such agreement shall not impose upon the Company, its Board of Directors, or its shareholders any obligation to retain the optionee as a director for any period.

          (b) DATE OF OPTIONS. The options shall be granted at the same time that options are granted to other employees of the company. These options shall be granted to each person entitled to participate in the Plan under Section 4.

          (c) NUMBER OF SHARES AND TERM OF OPTIONS. Subject to adjustments as provided in Subsection 6(i), each option (except for the option granted in February 2000) shall be for two thousand (2,000) shares of the Class A Common Stock of the Company. The option to be granted in February 2000, which relates to the six (6) month period ended December 31, 1999, shall be for one thousand (1,000) shares of the Class A Common Stock of the Company. The term of each option shall be for a period of ten (10) years from the date of grant of the option.

          (d) OPTION PRICE. Each option shall state the per share purchase price at which a share may be purchased, which shall be one hundred percent (100%) of the fair market value of a share of Class A Common Stock on the date of the grant of the option. If the Shares are listed upon an established stock exchange or exchanges, fair market value shall be deemed to be the closing price of the shares on such exchange or exchanges on the day the option is granted or if no sale of the shares shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of the shares. If the Shares are not listed upon an established stock


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               exchange but are traded in the over-the-counter market, the fair market value per share shall be the closing sale price on the national market list as quoted in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the day the option is granted or if no sale of shares is reflected in NASDAQ on that day, on the next preceding day on which there was a sale of shares reflected in NASDAQ.

          (e) MEDIUM OF PAYMENT. The aggregate option price shall be payable to the Company either: (i) in United States dollars in cash or by check, bank draft, or money order payable to the order of the Company; (ii) through the delivery of unencumbered shares of Class A Common Stock with a fair market value on the date of the exercise equal to the aggregate option price provided such shares are utilized as payment to acquire at least 100 Shares; or (iii) by a combination of (i) and (ii) above. Fair market value will be determined in the manner specified in Subsection 6(d) except as to the date of determination.

          (f) EXERCISE OF OPTIONS. No option shall be exercisable, either in whole or in part, prior to the first anniversary of the date of grant of the option, except that options under this Plan shall become immediately exercisable upon a "Change in Control" as defined in Subsection 6(i) of the Plan. Thereafter, an option shall be exercisable at any time or from time to time during the term of the option, upon written notice to the Company, as to any or all Shares covered by the option, until its termination or expiration in accordance with its terms. Notwithstanding the foregoing, an option shall not at any time be exercisable with respect to less than 100 shares unless the remaining shares covered by an option are less than 100 shares. The purchase price of the Shares purchased pursuant to an option shall be paid in full upon delivery to the optionee of certificates for such shares. Except as provided in Subsection 6(h), an option may be exercised by an optionee only while the optionee is a nonemployee director of the Company.

          (g) OPTIONS NOT TRANSFERABLE. Options may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution to the extent provided in Subsection 6(h). During the lifetime of an optionee, the options shall be exercisable only by the optionee. Following the death of an optionee, the options shall be exercisable only to the extent provided in Subsection 6(h).

          (h)  TERMINATION OF SERVICE AS A DIRECTOR.

               (i) TERMINATION OF SERVICE FOR REASONS OTHER THAN DISABILITY, DEATH OR REMOVAL. If an optionee ceases to serve the Company as a nonemployee director for any reason other than those set forth in Subsection 6(h)(ii)(iii) or (iv) (relating to disability, death and removal from office as described more fully in such subsections), each option held by the optionee shall, subject to prior expiration according to its terms and other limitations imposed by the Plan, terminate as follows:


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                    (1)  If the non-employee director ceased to serve as a
                         non-employee director because of such director's retirement from the Board, then all options held by such optionee shall remain exercisable for the respective terms of such options. If the optionee dies after retirement from the Board, the optionee's options shall be exercisable in accordance with Subsection 6(h)(ii) below. Whether or not a director has retired from the Board shall be determined by the board at the time of the optionee's cessation of service as a director.

                    (2) If the non-employee director ceased to serve as a non-employee director prior to such director's retirement from the Board, then all options held by such optionee shall terminate two (2) years following the date of the optionee's cessation of service. If the optionee dies during such two (2) year period following the date of the optionee's cessation of service, the optionee's options shall be exercisable, during such two year period, in accordance with Subsection 6(h)(iii) below.

               (ii) TERMINATION OF SERVICE FOR DISABILITY. If any optionee ceases to be a nonemployee director on account of physical disability, each option held by such optionee shall remain exercisable during the term of such option. If the optionee dies after such disability, the optionee's options shall be exercisable in accordance with Subsection 6(h)(iii) below.

              (iii) TERMINATION OF SERVICE FOR DEATH. If an optionee ceases to be a nonemployee director by reason of death, each option held by such optionee shall, to the extent rights to purchase shares under the option have been accrued at the time of death and shall not have been fully exercised, be exercisable, in whole or in part, during the term of such option, by the personal representative of the optionee's estate or by any person or persons who have acquired the option directly from the optionee by bequest or inheritance.

               (iv) TERMINATION OF SERVICE FOR REMOVAL. If, at any time, an optionee ceases to serve the Company as a nonemployee director during his or her elected term (except for reasons of disability) because he or she has either been removed from the Board or has been asked to resign from the Board, all exercisable options held by such optionee shall terminate as of the 90th day following the date of such cessation of service. Options which are not exercisable as of the date the optionee's cessation of service shall terminate 90 days after the date they become exercisable.

     (i) ADJUSTMENT IN SHARES COVERED BY OPTION. The number of Shares covered by each outstanding option, and the purchase price per Share thereof, and the number of Shares subject to each option to be granted pursuant to Subsection 6(c), shall be


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          proportionately adjusted for any increase or decrease in the number of issued and outstanding shares resulting from a split in or combination of Shares or the payment of a stock dividend on the Shares or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company.

          If the Company shall be the surviving corporation in any merger or consolidation or if the Company is merged into a wholly-owned subsidiary solely for purposes of changing the Company's state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of Shares subject to the option would have been entitled. Notwithstanding the remainder of this Section 6(i), upon the occurrence of a Change in Control, all options then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless, in the case of a transaction described in clause (iii) or (iv) in the following definition of Change in Control, provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such options with new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. As used in this Plan, "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), provided that, for purposes of this Plan, a Change in Control shall be deemed to have occurred if: (i) any Person (other than the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent 20% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's shareholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Class A Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Class A Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of Class A Common Stock immediately prior to the merger do not own at least fifty percent (50%), or such greater percentage as shall be set in any agreement with any optionee, or more of the stock of the surviving corporation


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          immediately after the merger; (v) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially, all, of the assets of the Company; or (vi) the shareholders of the Company approve any plan or proposal of the liquidation or dissolution of the Company.

          In the event of a change in the Shares as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

          Except as provided in this Subsection 6(i), an optionee shall have no rights by reason of: (i) any split or combination of shares of stock of any class; (ii) the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class; or
          (iii) by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation. Except as provided in Subsection 6(i), any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     (j) RIGHTS OF A SHAREHOLDER. An optionee shall have no rights as a shareholder with respect to any Shares covered by his or her option until the date on which the optionee becomes the holder of record of such shares or is entitled to become the-holder of record. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date on which he or she shall have become the holder of record (or become entitled to be the holder of record) thereof, except as provided in Subsection 6(i) above.

     (k) POSTPONEMENT OF DELIVERY OF SHARES AND REPRESENTATIONS. The Company, in its discretion, may postpone the issuance and/or delivery of Shares upon any exercise of an option and until completion of such stock exchange listing, or registration, or other qualification of such Shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any person exercising an option to make such representations, including a representation that it is the optionee's intention to acquire Shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules, and regulations. In such event no Shares shall be issued to such holder unless and until the Company is satisfied with the accuracy of any such representations.


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7.   ADJUSTMENTS IN SHARES AVAILABLE FOR OPTIONS.

     The adjustments in number and kind of Shares and the substitution of Shares affecting outstanding options in accordance with Subsection 6(i) hereof, shall also apply to the number and kind of Shares reserved for issuance pursuant to the Plan, but not yet covered by options.


8.   AMENDMENT OF THE PLAN.

     The Board of Directors, insofar as permitted by law, shall have the right from time to time, with respect to any Shares at the time not subject to options (but not with respect to Shares which are then subject to options), to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that the provisions of the Plan set forth in Section 4 and Subsections 6(b), (c), and (d) may not be amended more than once every six months (other than to comport with changes in the Internal Revenue Code or the rules and regulations promulgated thereunder), and except that, without approval of the shareholders of the Company, no such revision or amendment shall:

     (a) increase the maximum number of Shares which may be subject to the Plan [except as contemplated in Subsection 6(i)],

     (b) increase the maximum number of Shares which may be optioned to any one nonemployee director,

     (c) materially increase the benefits accruing to option holders under the Plan,

     (d)  decrease the price at which options may be granted, or

     (e)  permit the granting of options under the Plan after October 29, 2003.


9.   RIGHT OF SHAREHOLDERS TO TERMINATE DIRECTOR'S SERVICE.

     Nothing in this Plan or in the grant of any option hereunder shall in any way limit or affect the right of the shareholders of the Company to remove any director or otherwise terminate his or her service as a director, pursuant to law, the Articles of Incorporation, or Bylaws of the Company.


10.  TAX WITHHOLDING.

     The exercise of any option under the Plan is subject to the satisfaction of withholding tax or other withholding liabilities, if any, under federal, state, and local laws in connection with


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     such exercise. The exercise of an option shall not be effective unless applicable withholding shall have been effected. Each optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means:

     (a)  Tendering a cash payment;

     (b) Authorizing the Company to withhold from the Shares otherwise issuable to the optionee as a result of the exercise of the stock option, a number of Shares having a fair market value (as determined under Subsection 6(d) of this Plan) as of the date that the amount of tax to be withheld is to be determined ("Tax Date"), which shall be the date of exercise of the option, less than or equal to the amount of the withholding obligation; or

     (c) Delivering to the Company unencumbered shares owned by the optionee prior to the date of exercise, having a fair market value (as determined under Subsection 6(d) of the Plan) as of the Tax Date, less than or equal to the amount of the withholding tax obligation.

     An optionee's election to pay the withholding tax obligation by the latter means of payment must either: (i) be made at least six months prior to the Tax Date and must be irrevocable for a period at least six months prior to the Tax Date; or (ii) the exercise of the option must be effective during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date.


11.  APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Shares pursuant to options will be used for general corporate purposes.


12.  NO OBLIGATION TO EXERCISE OPTION.

     The granting of an option shall impose no obligation upon the optionee to exercise such option.


13.  CONSTRUCTION.

     This Plan shall be construed under the laws of the State of Michigan.



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